Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. Such excluded information has been marked with [Redacted: Commercially Sensitive Information]

May 11, 2020

Village Farms International

90 Colonial Center Parkway,

Lake Mary, Florida 32746

Attention: Stephen Ruffini, Chief Financial Officer

Dear Sir,

Re: Loan #0000545874000

As per our recent email correspondence and telephone discussions, the captioned loan was renewed with an effective date of May 1, 2020 as follows:

•	Term is 5 years, maturity date is now set at April 1st, 2025.

•	Remaining amortization is currently 9 years and 9 months, ending on February 1st, 2030.

•	Interest rate is 4.574%, Variable open. This is based on CIBC LIBOR rates, which are reset on a quarterly basis.

•	Monthly payments are currently set at $374,623.36.

•	[Redacted: Commercially Sensitive Information]

•	[Redacted: Commercially Sensitive Information]

•	[Redacted: Commercially Sensitive Information]

Any questions regarding the above can be directed to the undersigned.

Sincerely,

Bill Moore

Senior Relationship Manager

Corporate and Senior Accounts

FCC Agribusiness and Agri-Food

Western Region

Farm Credit Canada

18110-2618 Hopewell Place NE

Calgary, Alberta T1Y 7J7

Tel/Tél. : (403) 292-5799 Cell. : (587) 436-6047

bill.moore@fcc.ca

www.fcc.ca/food

www.fcc.ca/agribusiness

Dream. Grow. Thrive.